Exhibit 10.7

Confidential Execution Version

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”), is made as of April 8, 2026 (the “Effective Date”), by and among CIC LLC, a Florida limited liability company (the “Grantor”) and Odyssey Marine Exploration, Inc., a Nevada corporation (the “Purchaser”). Each of the Grantor and the Purchaser is referred to individually herein as a “Party” and, collectively, as the “Parties.” Certain defined terms used in this Agreement have the meanings set forth or referenced in Section 2 of this Agreement.

RECITALS

WHEREAS, the Grantor is the record and beneficial owner of 85,123,500 Class A Voting Shares (such Shares, the “Grantor Shares”) of CIC Limited, a Cook Islands company (the “Company”), representing approximately seventy-five percent (75%) of the issued and outstanding Shares; and

WHEREAS, the Purchaser desires to obtain from the Grantor, and the Grantor desires to grant to the Purchaser, an option to acquire from the Grantor 60,087,176 of the Grantor Shares on the terms and conditions set forth herein (the “Option”).

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Option to Acquire Optional Shares.
1.1
Optional Shares. On the terms and subject to the conditions set forth in this Agreement, at any time after the date that is six (6) months following the consummation of the Go Public Transaction and before the Outside Date (the “Option Period”), the Purchaser may, at its election, and in its sole and absolute discretion, purchase from the Grantor, and the Grantor shall sell to the Purchaser, the Grantor Shares (the “Optional Shares”), subject to the valuation and pricing provisions set forth in this Section 1.
1.2
Purchase Price. The purchase price for each Optional Share (the “Share Price”) shall equal the Company Valuation divided by the Fully Diluted Shares, where: (i) “Company Valuation” means the pre-money equity valuation of the Company determined in accordance with Section 1.3; and (ii) “Fully Diluted Shares” means, as of the Valuation Date, the total number of issued and outstanding Shares, assuming full conversion or exercise of all outstanding options, warrants, convertible securities, or similar rights.
1.3
Milestone-Based Company Valuation. The Company Valuation on the Closing Date shall be determined as follows:
(a)
if the Exercise Date is prior to the achievement of the Pre‑Feasibility Study Milestone, the Company Valuation shall be $200,000,000;
(b)
if the Exercise Date is after the date on which the Pre‑Feasibility Study Milestone has been achieved but prior to achievement of the Trial Harvesting License Milestone, the Company Valuation shall be $225,000,000; and
(c)
if the Exercise Date is after the date on which the Trial Harvesting License Milestone has been achieved, the Company Valuation shall be $300,000,000.

For the avoidance of doubt, the Company Valuation for the exercise of the Option shall be determined solely based on the Milestones achieved as of the Exercise Date, and shall not be adjusted for any Milestones achieved thereafter.

1.4
Form of Consideration. The Purchase Price payable in connection with the exercise of the Option shall be paid by the Purchaser to the Grantor in a combination of (a) cash and (b) shares of the common stock of the Purchaser (“Purchaser Shares”), in the amounts and proportions as determined by the Purchaser in its sole and absolute discretion; provided, however, that the cash portion of the Purchase Price payable at the Closing (“Closing”) shall be no less than $20,000,000 (the “Cash Consideration Portion”), unless otherwise expressly agreed in writing by the Purchaser and the Grantor; and provided, further, that the number of Purchaser Shares included in the Purchase Price shall at all times be less than the Share Cap and any Purchaser Shares in excess of the Share Cap that would otherwise be issuable will be issued as Purchaser Preferred Shares; and provided, further, that the Cash Consideration Portion payable at any Closing shall, after giving effect to the foregoing clause, be reduced, on a dollar-for-dollar basis, by the aggregate amount of payments received by the Grantor under the Note Purchase Agreement that have not previously been applied to reduce the Cash Consideration Portion. Any Purchaser Shares issued to the Grantor pursuant to this Section 1.4 shall be valued at the 90 day volume weighted average price (VWAP) on a recognized stock exchange. Any such Purchaser Shares shall be issued in compliance with applicable federal and state securities Laws and shall be subject to such restrictions on transfer as may be required thereunder. No fractional Purchaser Shares shall be issued and the number of Purchaser Shares issuable shall be rounded down to the nearest whole number of Purchaser Shares.
1.5
Exercise of Option; Closing.
(a)
At any time during the Option Period, if the Purchaser desires to purchase the Optional Shares, the Purchaser shall deliver a notice (an “Option Notice” and the date of such Option Notice, the “Exercise Date”) to that effect to the Grantor. The Option Notice shall set forth (i) the Share Price, (ii) the aggregate purchase price for such Optional Shares (the “Purchase Price”), including the Cash Consideration Portion and the portion, if any, payable in Purchaser Shares in accordance with Section 1.4, and (iii) the date (which shall be a Business Day not less than five (5) Business Days after delivery of the Option Notice) on which the Purchaser desires to consummate the purchase and sale of the Optional Shares.
(b)
The closing of the purchase and sale of the Optional Shares (the “Closing”) shall take place remotely by the electronic exchange of executed documents and wire transfer of immediately available funds on the Business Day indicated by the Purchaser to the Grantor in the Option Notice or such other date as may be agreed by the Parties in writing (the “Closing Date”).
(c)
On the Closing Date, subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Grantor, and the Grantor shall sell to the Purchaser, the Optional Shares, in consideration of the payment of the Purchase Price for such Optional Shares in the manner specified in Section 1.4.
1.6
Closing Deliveries. At the Closing:
(a)
the Grantor shall deliver to the Purchaser (i) a certificate or other customary evidence of ownership, duly endorsed or accompanied by appropriate transfer documentation, representing the Optional Shares being purchased, and (ii) the other documents contemplated for delivery by the Grantor pursuant to Section 5.6; and

(b)
the Purchaser shall deliver to the Grantor (i) the Cash Consideration Portion of the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Grantor to the Purchaser, (ii) the Purchaser Shares, which equity securities shall be issued to the Grantor in book‑entry form and reflected on the stock ledger or other customary equity records of the Purchaser, and (iii) the other documents contemplated for delivery by the Purchaser pursuant to Section 7.
2.
Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
(a)
“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.
(b)
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director, manager or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.
(c)
“AOM” means American Ocean Minerals Corporation, a Delaware corporation.
(d)
“Authority” means the Cook Islands Seabed Minerals Authority.
(e)
“Business Day” means any day, other than a Saturday or a Sunday or a day on which banking and savings and loan institutions are authorized or required by applicable Law to be closed in the State of New York.
(f)
“Code” means the United States Internal Revenue Code of 1986, as amended.
(g)
“Company Constitution” means the constitution of the Company, adopted by special shareholder resolution on June 24, 2024, as amended from time to time.“Cook Islands Exclusive Economic Zone” means the exclusive economic zone of the Cook Islands as established under applicable Law, as the same may be amended from time to time.
(h)
“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
(i)
“Exchange Act” means the Securities Act of 1934, as amended, of the United States and the rules and regulations promulgated thereunder.
(j)
“Exploration License” means the exploration license pursuant to and in accordance with the Seabed Minerals Act on February 23, 2022, granting the Company the exclusive rights to explore for polymetallic nodules within the area as specified in the Exploration License, for a period determined by the Minister in accordance with the Seabed Minerals Act, with the ability to apply for successive renewals, and otherwise in the form of the model exploration license set forth in Schedule 8 of the Exploration Regulations, without any conditions or restrictions other than such conditions or restrictions reasonably acceptable to the Purchaser acting in good faith, including all documents filed in connection with the application for the Exploration License.
(k)
“Exploration Regulations” means the Cook Islands Seabed Minerals (Exploration) Regulations 2020.
(l)
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
(m)
“Governmental Authority” means any federal, state, provincial, municipal, local, foreign or other governmental or quasi-governmental authority, agency, board, bureau, commission, department, court, tribunal, or other instrumentality, or any regulatory, administrative or other body exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
(n)
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.
(o)
“Grantor Board of Managers” means the Board of Managers of the Grantor.
(p)
“Go Public Transaction” means a transaction, or series of transactions, whereby all or substantially all of the shares in the capital stock of AOM are acquired, directly or indirectly, by the Purchaser.
(q)
“International Anti-Corruption Laws” means all applicable United States, United Kingdom, European Union and other applicable jurisdictions’ anti-bribery, anti-corruption, and anti-money laundering laws, including the FCPA.
(r)
“International Trade Laws” means all applicable United States, United Kingdom, European Union and other applicable jurisdictions’ economic sanctions, export control, and import and customs laws.
(s)
“knowledge” including the phrase “to the Grantor’s knowledge”, means the actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course of management of the Grantor.
(t)
“Law” means any international, national, federal, state, provincial or local law, constitution, treaty, convention, statute, Governmental Order, ordinance, code, rule or regulation, or common law in each case, of any Governmental Authority of competent authority and jurisdiction.
(u)
“Milestones” means the Pre-Feasibility Study Milestone and the Trial Harvesting License Milestone.
(v)
“Minister” means the responsible Minister under the Seabed Minerals Act.

(w)
“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of April 8, 2026, by and between the Grantor and AOM.
(x)
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
(y)
“Outside Date” means the earlier of (i) 11:59 p.m. (New York time) on the two-year anniversary of the date on which the Go Public Transaction was consummated, or (ii) thirty (30) days after the date of the submission of an application by the Company for either a (y) a harvesting license or (z) the trial harvesting license; or such other date as the Parties may mutually agree.
(z)
“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(aa)
“PIPE Financing” means the brokered financing to be completed by the Purchaser or AOM immediately prior to the Go Public Transaction.
(bb)
“Pre-Feasibility Study Milestone” means filing of a Pre-feasibility Study by the Company in accordance with the Exploration License.
(cc)
“Purchaser Preferred Shares” means shares of a new series of preferred stock of Purchaser (the terms of which shall be set forth in a certificate of designation to be filed by the Purchaser prior to the Exercise Date if required in accordance with the Share Cap) that provides for: (a) conversion of such Purchaser Preferred Shares into shares of Common Stock on an as‑converted basis intended to be economically equivalent to the shares of Common Stock for which such Purchaser Preferred Shares are issued; (b) a limitation on conversion pursuant to which no conversion may be effected to the extent that such conversion would result in the holder thereof, together with its Affiliates (and with respect to Gregory P. Stemm, Gregory P. Stemm, his spouse, children, siblings, or any combination of the foregoing), beneficially owning (as defined in Section 13(d) of the Exchange Act) more than 9.99% of the outstanding shares of Common Stock immediately following such conversion; (c) voting rights on an as‑converted basis with the Common Stock, voting together with the Common Stock as a single class, but only to the extent such Purchaser Preferred Shares are then convertible into Common Stock; and (d) such other powers, preferences, rights and qualifications, limitations and restrictions as are required under applicable state law to establish a valid series of preferred stock.
(dd)
“Restricted Party List” includes (i) the list of sanctioned entities maintained by the United Nations, (ii) the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, all administered by OFAC, (iii) the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce, (iv) the consolidated list of Persons, Groups and Entities subject to European Union Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy, and (v) similar lists of restricted parties maintained by other applicable governments.
(ee)
“Right” means any options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other right, however denominated, to subscribe for, purchase or otherwise acquire any equity interest or other security of any class of the Company or any subsidiary of the Company, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency.
(ff)
“Seabed Minerals Act” means the Cook Islands Seabed Minerals Act 2019, as amended, and all regulations promulgated thereunder, including the Exploration Regulations.
(gg)
“SEC” means the United States Securities and Exchange Commission.
(hh)
“SEC Reports” means reports, schedules, forms, statements, and other documents filed or furnished by the Purchaser under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or Section 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein.
(ii)
“Securities Act” means the Securities Act of 1933, as amended, of the United States and the rules and regulations promulgated thereunder.
(jj)
“Share Cap” means the number of Purchaser Shares, after giving effect to such issuance and when added to the number of Purchaser Shares previously issued, other securities convertible or exercisable into Purchaser Shares, and Purchaser Shares owned or beneficially owned by Gregory P. Stemm, his spouse, children, or siblings, that would cause in the reasonable opinion of Purchaser’s counsel, merely due to the ownership thereof, any, or any combination of the foregoing to be a reporting person under Section 16 of the Exchange Act, or the quantity thereof would result in beneficial ownership (as calculated for purposes of Section 13 of the Exchange Act) in excess of 9.99% of (A) the number of shares of common stock outstanding immediately after giving effect to such issuances and conversions or (B) the total voting power of the Purchaser’s securities outstanding immediately after giving effect to such issuances and conversions that are entitled to vote on a matter being voted on by holders of the common stock.
(kk)
“Shares” means the Class A Voting Shares (as such term is used in the Company Constitution).
(ll)
“Trial Harvesting License Milestone” means the issuance by the Authority to the Company of either (i) a trial harvesting license or (ii) a harvesting license.
(mm)
“Valuation Date” means the date on which the relevant Milestone is achieved.
3.
Representations and Warranties of the Grantor. The Grantor hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit A, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Effective Date. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 3, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 3 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.
3.1
Organization, Good Standing, Power and Qualification.

(a)
The Grantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Grantor is duly qualified to transact business and is in good standing in each jurisdiction in which it does business.
3.2
Authorization. All company action required to be taken by the Grantor Board of Managers and the members of the Grantor, in order to authorize the Grantor to enter into this Agreement and to perform its obligations hereunder, has been taken. All action on the part of the officers of the Grantor necessary for the execution and delivery of this Agreement and the performance of its obligations hereunder has been taken. This Agreement, when executed and delivered by the Grantor, constitutes valid and legally binding obligations of the Grantor, enforceable against the Grantor in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.3
Valid Title to Optional Shares. The Optional Shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record and beneficially by the Grantor. Upon consummation of the sale and delivery of the Optional Shares in accordance with the terms and for the consideration set forth in this Agreement, the Purchaser will acquire good and valid title to the Optional Shares, free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities Laws and Encumbrances created by or imposed by the Purchaser.
3.4
Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 4 of this Agreement, and except as set forth on Section 3.4 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Grantor in connection with the consummation of the transactions contemplated by this Agreement.
3.5
Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Grantor’s knowledge, currently threatened in writing (a) against the Grantor, or any officer, manager or director of the Grantor arising out of their employment or board relationship with the Grantor or (b) that questions the validity of this Agreement or the right of the Grantor to enter into this Agreement, or to consummate the transactions contemplated hereby. Neither the Grantor, nor, to the Grantor’s knowledge, any of the Grantor officers, managers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, managers or directors, such as would adversely affect the Grantor). There is no action, suit, proceeding or investigation by the Grantor pending or which the Grantor intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Grantor) involving the prior employment of any of the Grantor’s employees, their services provided in connection with the Grantor’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.
3.6
Compliance with Other Instruments. The Grantor is not in violation or default (a) of any provisions of its certificate of formation, limited liability company agreement, bylaws or other applicable charter or organizational documents, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (e) of any provision of law, statute, rule or regulation applicable to the Grantor, the violation of which would be materially adverse to the Grantor. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or Encumbrance upon any assets of the Grantor or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Grantor.
3.7
Purchase Entirely for Own Account. This Agreement is made with the Grantor in reliance upon the Grantor’s representation to the Purchaser, which by the Grantor’s execution of this Agreement, the Grantor hereby confirms, that the Purchaser Shares will be acquired for investment for the Grantor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Grantor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Grantor further represents that the Grantor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchaser Shares.
3.8
Disclosure of Information. The Grantor has had an opportunity to discuss the Purchaser’s business, management, financial affairs and the terms and conditions of the offering of the Purchaser Shares with the Purchaser’s management and has had an opportunity to review the Purchaser’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Purchaser in Section 4 of this Agreement or the right of the Grantor to rely thereon.
3.9
Restricted Securities. The Grantor understands that the Purchaser Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantor’s representations as expressed herein. The Grantor understands that the Purchaser Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Grantor must hold the Purchaser Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Grantor acknowledges that the Purchaser does not have any obligation, except as expressly provided with respect to the Resale Shelf, to register or qualify the Purchaser Shares for resale. The Grantor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchaser Shares, and on requirements relating to the Purchaser which are outside of the Grantor’s control, and which the Purchaser is not under any obligation and may not be able to satisfy. The Grantor understands that this offering is not intended to be part of a public offering, and that the Grantor will not be able to rely on the protection of Section 11 of the Securities Act.
3.10
Legends. The Grantor understands that the Purchaser Shares may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER

MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)
Any legend required by the securities laws of any jurisdiction to the extent such laws are applicable to the Purchaser Shares represented by the certificate, instrument, or book entry so legended.
3.11
Accredited Investor. The Grantor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.12
No General Solicitation. Neither the Grantor, nor any of its officers, directors, employees, agents, members or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Purchaser Shares.
3.13
Information Concerning the Purchaser.
(a)
The Grantor has had access to and reviewed to the Grantor’s satisfaction all of the SEC Reports and all information disclosed by the Purchaser relating to the Go Public Transaction.
(b)
The Grantor understands and accepts that the acquisition of any Purchaser Shares involves various risks, including the risks set forth in the SEC Reports and those relating to the Go Public Transaction. The Grantor represents that it is able to bear any loss associated with an investment in the Purchaser Shares.
(c)
The Grantor confirms that it is not relying on any communication (written or oral) of the Purchaser or any of its Affiliates or its advisors as investment or tax advice or as a recommendation to acquire any Purchaser Shares. It is understood that neither the Purchaser nor any of its Affiliates or its advisors are acting or have acted as an advisor to the Grantor in deciding to acquire any Purchaser Shares. The Grantor acknowledges that neither the Purchaser nor any of its Affiliates or its advisors has made any representation regarding the proper characterization of the Purchaser Shares for purposes of determining the Grantor’s authority to acquire any Purchaser Shares.
(d)
The Grantor is familiar with the business, financial condition, and operations of the Purchaser, including as affected by the Go Public Transaction, based on the SEC Reports and any other information disclosed by the Purchaser. The Grantor has had access to such information concerning the Purchaser, the Go Public Transaction, and the Purchaser Shares as it deems necessary to enable it to make an informed investment decision concerning the acquisition of any Purchaser Shares.
(e)
The Grantor understands that each of the Grantor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing Date, taking into account all information received by the Grantor.
(f)
The Grantor understands that no federal or state agency has passed upon the merits or risks of an investment in the Purchaser Shares or made any finding or determination concerning the fairness or advisability of an investment in the Purchaser Shares.

3.14
Full Disclosure. No representation or warranty by the Grantor in this Agreement and no statement contained in the Disclosure Schedule to this Agreement or any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
4.
Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Grantor that the following representations are true and complete as of the Closing Date:
4.1
Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
4.2
Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Purchaser’s knowledge, currently threatened in writing (a) against the Purchaser, or (b) that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement, or to consummate the transactions contemplated hereby.
4.3
Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Grantor, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Optional Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Optional Shares.
4.4
Restricted Securities. The Purchaser understands that the Optional Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Optional Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Optional Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company does not have any obligation to register or qualify the Optional Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Optional Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is not under any obligation and may not be able to satisfy. The Purchaser understands that this offering is not intended to be part of the public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

4.5
No Public Market. The Purchaser understands that no public market now exists for the Optional Shares, and that the Company has not made any assurances that a public market will ever exist for the Optional Shares.
4.6
Legends. The Purchaser understands that the Optional Shares may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)
Any legend required by the securities laws of any jurisdiction to the extent such laws are applicable to the Optional Shares represented by the certificate, instrument, or book entry so legended.
4.7
Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
4.8
No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Optional Shares.
4.9
Cook Islands. Neither the Purchaser nor its Affiliates is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality in the Cook Islands.
4.10
Exculpation of the Purchaser. The Purchaser acknowledges that it is not relying upon any Person, other than the Grantor, the Company and their respective officers, managers and directors, in making its investment or decision to invest in the Company.
4.11
Brokers or Finders. Neither the Purchaser, nor any Person acting on behalf of the Purchaser, has incurred any liability to pay any fees or commissions to any broker, finder or agent or any other similar payment in connection with this Agreement or any of the transactions contemplated hereby.
5.
Covenants.
5.1
Operation of the Business of the Company and the Company Subsidiaries.
(a)
Until the Closing, except as expressly consented to by the Purchaser in writing, the Grantor shall ensure, so long as the Grantor controls the Company, that the Company shall, and shall cause each subsidiary of the Company to, and thereafter use commercially reasonable efforts to ensure that the Company shall, and shall cause each subsidiary of the Company to:

(1)
conduct its business only in the ordinary course of business consistent with past practice; and
(2)
reasonably cooperate and confer with the Purchaser concerning matters of a material nature and otherwise report periodically to the Purchaser concerning the status of its business, operations and finances, and consider in good faith the Purchaser’s recommendations with respect to such matters.
(b)
Until the Closing, except as expressly permitted by this Agreement or as otherwise expressly consented to by the Purchaser in writing, the Grantor shall ensure, so long as the Grantor controls the Company, that the Company shall, and shall cause each subsidiary of the Company to, and thereafter use commercially reasonable efforts to ensure that the Company shall, and shall cause each subsidiary of the Company not to:
(1)
issue or authorize the issuance of any Shares, Rights, or other equity interests or securities, including any new or additional class or series of equity or equity‑linked securities (or any securities convertible into or exercisable for any of the foregoing);
(2)
institute, adopt or materially amend (or commit to institute, adopt or materially amend), except for amendments required by applicable law, any compensation or benefit plan, policy, program or arrangement applicable to any of its employees, officers, managers, directors or consultants involving the grant, award, sale or other issuance of Shares, Rights, or other equity interests or securities;
(3)
amend or authorize the amendment of its certificate of formation, bylaws, Company Constitution or other applicable charter or organizational documents; or
(4)
agree, whether in writing or otherwise, or commit to take or refrain from taking any action that is inconsistent with this Section 5.1.
5.2
Efforts to Consummate.
(a)
Subject to the terms and conditions of this Agreement, the Grantor and the Purchaser shall use their respective reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, to (i) obtain all authorizations, approvals, permits or waivers from, give all notices to, and make all filings with, all Governmental Authorities and regulatory bodies that are required under any law, statute, rule or regulation, (ii) obtain all other authorizations, approvals, consents or waivers from, and give all other notices to, all other Persons, (iii) effect all necessary registrations and filings including filings and submissions of information requested or required by any Governmental Authority or regulatory body that are deemed by the Grantor to be applicable to the transactions contemplated by this Agreement that are necessary or advisable in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) fulfill all conditions to this Agreement.
5.3
Company Diligence. Until the Closing, the Grantor shall use reasonable best efforts to allow and assist the Purchaser to conduct all due diligence investigations relating to the Grantor and the

Company which the Purchaser may reasonably require, including by providing the Purchaser with full access to its books and records for inspection by the Purchaser on reasonable notice as well as reasonable access, during business hours, to the senior management team of the Company.
5.4
Notification. Until the Closing, the Grantor shall give prompt notice to the Purchaser of (a) any fact, circumstance, event or action, the existence, occurrence or taking of which would reasonably be expected to cause any representation or warranty of the Grantor in this Agreement to be untrue or inaccurate in any material respect, and any potential or actual violation of International Anti-Corruption Laws or International Trade Laws, (b) any failure to comply with or satisfy any covenant or agreement of the Grantor under this Agreement, and (c) the failure of any condition precedent to the Purchaser’s obligations under this Agreement.
5.5
Public Announcement. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement shall be issued at such time and in such manner as the Parties may mutually agree unless such announcement is required by applicable Law or the rules and regulation of any securities exchange. The Purchaser and the Grantor shall mutually agree with each other concerning the means by which the Company, including the Company’s employees, suppliers and others having dealings with the Company or any subsidiary of the Company, will be informed of the transactions contemplated by this Agreement, and the Purchaser has the right to be present for any such communication.
5.6
Registration of Purchaser Shares.
(a)
As promptly as practical after the Closing pursuant to this Agreement in which the Purchaser issues Purchaser Shares to the Grantor, the Purchaser shall either (x) prepare and file with the SEC a registration statement or (y) amend an existing, effective registration statement, in each case to cover the resale of the Purchaser Shares on a continuous or delayed basis pursuant to Rule 415 under the Securities Act (the “Resale Shelf”).
(b)
Notwithstanding the foregoing, if the SEC prevents Purchaser from including any or all of the Registrable Securities proposed to be registered under the Resale Shelf due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities, such Resale Shelf shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC and in accordance with the following sentence. In such event, (i) any securities included on such Resale Shelf that are held by persons participating in the PIPE Financing shall be included in full to the extent permitted by the SEC and (ii) all cutbacks shall be allocated among the holders of Registrable Securities and holders of Other Registrable Securities on a pro rata basis (based on the number of Registrable Securities or Other Registrable Securities proposed to be registered under such Resale Shelf). Purchaser shall use commercially reasonable efforts to cause the Resale Shelf to be declared effective as soon as reasonably practicable after filing (taking into account the date of expiration of the Lock-Up Period) and, once declared effective, except for such times as Purchaser is permitted hereunder to suspend the use of the prospectus forming part of the Resale Shelf, to keep the Resale Shelf continuously effective and usable for the resale of all Registrable Securities. “Registrable Securities” means all Purchaser Shares issuable to Grantor and any shares in the capital of Purchaser issued or issuable in exchange for or with respect to any such Purchaser Shares as a result of any share split, share dividend, recapitalization, exchange, adjustment or similar event; provided, however, that any Purchaser Shares or other such shares shall cease to be Registrable Securities upon the earlier of: (i) the date on which such Purchaser Shares or other shares have been sold pursuant to the Resale Shelf or pursuant to Rule 144 under the Securities Act (or any other exemption from registration thereunder); (ii) the date on which such Purchaser Shares or other shares may be sold without volume or manner of sale restrictions pursuant to Rule 144 and without compliance by Purchaser of the current public information requirement under Rule 144 or (iii) the third anniversary of the Closing. “Other Registrable Securities” means any shares of Purchaser common stock with respect to which Purchaser has at the time of filing the Resale Shelf an obligation to file (upon demand or otherwise) and maintain an effective resale registration statement with the SEC for the holders of such shares, or to include such shares on a registration statement otherwise being filed with the SEC.
(c)
Purchaser’s obligations to include a holder’s Registrable Securities in the Resale Shelf are contingent upon such holder furnishing in writing to Purchaser such information regarding itself, the securities of Purchaser held by it and the intended method of disposition of its Registrable Securities, and each holder of Registrable Securities consenting to the inclusion of any such information in the Resale Shelf or any accompanying prospectus, as shall be reasonably requested by Purchaser to effect the registration of such Registrable Securities, and holders of Registrable Securities executing such documents in connection with such registration as Purchaser may reasonably request that are customary of a selling holder in similar situations. Notwithstanding anything to the contrary contained herein, Purchaser may delay or postpone filing of such Resale Shelf, and from time to time require holders of Registrable Securities not to sell under the Resale Shelf once effective or to suspend the use of any such Resale Shelf if it determines that in order for the Resale Shelf to not contain a material misstatement or omission, an amendment or supplement thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Purchaser or would require premature disclosure of information that could materially adversely affect Purchaser (each such circumstance, a “Suspension Event”); provided that Purchaser shall use commercially reasonable efforts to make the Resale Shelf available for the sale by holders of Registrable Securities as soon as practicable thereafter.
(d)
Upon receipt of any written notice from Purchaser (which notice shall not contain any material non-public information regarding Purchaser) of the occurrence of any Suspension Event during the period that the Resale Shelf is effective or if as a result of a Suspension Event the Resale Shelf or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each holder of securities registered on such Resale Shelf agrees that (i) it will immediately discontinue offers and sales of the securities registered under the Resale Shelf (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the holder of securities registered on such Resale Shelf receive copies of a supplemental or amended prospectus (which Purchaser agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment or supplement has become effective or unless otherwise notified by Purchaser that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Purchaser unless otherwise required by law, subpoena or regulatory requirement.
5.7
Lock-Up. The Grantor agrees that, without the prior written consent of Purchaser (which may be granted or withheld in Purchaser’s sole discretion), it shall not, during the lock-up period, which lock-up period shall be consistent with the lock-up period generally applicable to shareholders of AOM in connection with the Go Public Transaction as agreed to by AOM and Purchaser, but not to exceed six (6) months from the closing of the Go Public Transaction (the “Lock-Up Period”), directly or indirectly: (a) sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, encumber, hypothecate, or otherwise transfer or dispose of (collectively, “Transfer”) any Purchaser Shares or any securities convertible into or exercisable or exchangeable for Purchaser Shares; (b) enter into any swap, derivative, hedging or similar arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Purchaser Shares; or (c) make any public announcement or filing under applicable securities laws regarding any of the foregoing. Notwithstanding the foregoing, the restrictions in this Section 5.7 shall not apply to Transfers to its members, partners, or stockholders in connection with a bona fide distribution thereof; provided, that the transferee agrees in writing to be bound by the terms of this Section 5.7 and no public announcement or filing shall be required or voluntarily made during the Lock‑Up Period in connection with such Transfer. For the avoidance of doubt, Purchaser’s obligations under Section 5.7 shall continue during the Lock‑Up Period; provided, however, that the Grantor may not effect any Transfer of Purchaser Shares, whether pursuant to the Resale Shelf or otherwise, prior to the expiration of the Lock‑Up Period.
5.8
Further Assurances. Subject to the other express provisions of this Agreement, upon the request of a Party made to another Party, the other Parties shall (a) furnish to the requesting Party any additional information, (b) execute and deliver, at its own expense, any other documents and (c) take any other actions as the requesting Party may reasonably require to more effectively carry out the intent of this Agreement and the transactions contemplated by this Agreement.
6.
Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase the Optional Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived (in whole or in part) by the Purchaser:
6.1
Representations and Warranties. The representations and warranties of the Grantor contained in Section 3 shall be true and correct in all material respects as of the date of the Closing as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), with materiality being measured individually and on an aggregate basis with respect to any breaches or inaccuracies; provided that the representations and warranties set forth in Section 3.1 (Organization, Good Standing, Corporate Power and Qualification), Section 3.2 (Authorization), Section 3.3 (Valid Title of Optional Shares), Section 3.4 (Governmental Consents and Filings) and Section 3.6 (Compliance with Other Instruments), and any representation or warranty of the Grantor that is qualified as to materiality or similar qualification shall be true and correct in all respects as of the Closing as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period).
6.2
Performance. The Grantor shall have in all material respects performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Grantor on or before the Closing (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants, agreements, obligations and conditions).
6.3
Compliance Certificate. The Grantor shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Section 6.1 and Section 6.2 of this Agreement have been fulfilled.
6.4
Qualifications. All authorizations, approvals or permits, if any, (a) of any Governmental Authority of the Cook Islands that are required in connection with the lawful sale of the Optional Shares, and (b) of the Authority, each as applicable, pursuant to this Agreement shall be obtained and effective as of the Closing.

6.5
Secretary’s Certificate. The Grantor shall have delivered to the Purchaser at the Closing a certificate certifying (a) resolutions of the Grantor Board of Managers approving this Agreement and the transactions contemplated hereunder, and (b) resolutions of the members of the Grantor approving this Agreement.
6.6
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.
6.7
Exploration License. The Exploration License shall be in full force and effect, and the Grantor shall have delivered to the Purchaser evidence reasonably satisfactory to the Purchaser of the foregoing.
6.8
Go Public Transaction. The Go Public Transaction shall have been consummated.
7.
Conditions to the Grantor’s Obligations at Closing. The obligation of the Grantor to sell the Optional Shares to the Purchaser at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived (in whole or in part) by the Grantor:
7.1
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 of this Agreement shall be true and correct in all material respects as of the date of the Closing as if made at and as of such time (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period).
7.2
Performance. The Purchaser shall have performed and complied with in all material respects all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants, agreements, obligations and conditions).
7.3
Compliance Certificate. The Purchaser shall deliver to the Grantor at the Closing a certificate certifying that the conditions specified in Section 7.1 and Section 7.2 of this Agreement have been fulfilled.
7.4
Qualifications. All authorizations, approvals or permits, if any, (a) of any Governmental Authority of the Cook Islands that are required in connection with the lawful sale of the Optional Shares pursuant to this Agreement and (b) of the Authority, as applicable, shall be obtained and effective as of the Closing.
8.
Termination
8.1
Termination by the Parties. This Agreement may be terminated at any time:
(a)
by the mutual written consent of the Grantor and the Purchaser;
(b)
by the Purchaser by written notice to the Grantor if:

(1)
the Purchaser is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Grantor pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.1 or Section 6.2 of this Agreement and such breach, inaccuracy or failure cannot be cured by the Grantor on or prior to the Closing Date;
(2)
any of the conditions set forth in Section 6 of this Agreement shall not have been fulfilled, unless such failure shall be due to the failure of the Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing Date; or
(3)
if the Closing has not occurred by the Outside Date; provided, however, that the Purchaser may not terminate this Agreement under this Section 8.1(b)(3) if its failure to fulfill any of its obligations or its breach of any of its representations or covenants has been the cause of, or resulted in, the failure of the Closing to occur by the Outside Date;
(c)
by the Grantor by written notice to the Purchaser if:
(1)
the Grantor is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.1 or Section 7.2 of this Agreement and such breach, inaccuracy or failure cannot be cured by the Purchaser on or prior to the Closing Date;
(2)
any of the conditions set forth in Section 7 of this Agreement shall not have been fulfilled, unless such failure shall be due to the failure of the Grantor to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing Date;
(3)
if the Closing has not occurred by the Outside Date; provided, however, that the Grantor may not terminate this Agreement under this Section 8.1(c)(3) if its failure to fulfill any of its obligations or its breach of any of its representations or covenants has been the cause of, or resulted in, the failure of the Closing to occur by the Outside Date; or
(d)
by the Purchaser or the Grantor in the event that:
(1)
there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or
(2)
any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.
8.2
Effect of Termination. In the event of the termination of this Agreement in accordance with this Section 8, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:
(a)
as set forth in this Section 8 and in Section 9 hereof;

(b)
that nothing herein shall relieve any Party hereto from liability for any intentional breach of any provision hereof; and
(c)
termination of this Agreement shall not have any effect on any sale and purchase of Optional Shares consummated by the Parties prior to the effectiveness of such termination.
9.
Miscellaneous.
9.1
Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Grantor and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Grantor.
9.2
Successors and Assigns. The Grantor may not assign any rights under this Agreement, whether by operation of law or otherwise, without the prior written consent of the Purchaser. No Party may delegate any performance of its obligations under this Agreement, except that the Purchaser may at any time delegate the performance of its obligations to any Affiliate of the Purchaser so long as the Purchaser remains fully responsible for the performance of the delegated obligation. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.3
Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
9.4
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Notwithstanding anything herein to the contrary, a signed copy of this Agreement delivered by email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
9.5
Interpretation and Construction. In the negotiation of this Agreement, each Party has received advice from its own attorney. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any Party because that Party or its attorney drafted the provision. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The headings of Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “asset” and

“property” shall be construed to have the same meaning and effect. Where this Agreement states that a Party “shall,” “will,” or “must” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement. Unless otherwise provided in this Agreement, all monetary values stated herein are expressed in United States currency and all references to “dollars” or “$” shall be deemed references to the United States dollar.
9.6
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt, in each case to the respective Parties at their address or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, e-mail address or individual as a Party may designate by notice to the other Parties):

If to the Grantor:

CIC LLC

1603 Sunshine Dr.

Clearwater, FL 33765

Attention: Gregory P. Stemm

Email: shiprexx@gmail.com

with a copy (which will not constitute notice) to:

James A. Schmidt, PA

2904 West Bay to Bay Blvd.

Tampa, FL 33629

Attention: James A. Schmidt, Esq.

Email: jas@schmidtlawoffice.com

If to the Purchaser:

Odyssey Marine Exploration, Inc.

205 S. Hoover Blvd.

Suite 210

Tampa, Florida 33609

Attention: Legal Department

Email: legal@odysseymarine.com

with a copy (which will not constitute notice) to:

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue

New York, NY 10022

Attention: Rory B. O’Halloran; Christopher Glenn

Email: Rory.OHalloran@aoshearman.com; Christopher.Glenn@aoshearman.com

9.7
No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Grantor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Grantor agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Grantor or any of its respective officers, employees or representatives is responsible.
9.8
Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
9.9
Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
9.10
Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Parties. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the Purchaser and each transferee of the Optional Shares, each future holder of the Optional Shares and the Grantor.
9.11
Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way, and the Parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.
9.12
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any Party, shall be cumulative and not alternative.
9.13
Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among the Parties are expressly canceled.
9.14
Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state and federal courts sitting in the State of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.15
Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the Parties are entitled to injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each Party expressly waives any requirement that any other Party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Option Agreement as of the date first written above.

GRANTOR:

CIC LLC, a Florida limited liability company

By: /s/ Gregory P. Stemm

Name: Gregory P. Stemm

Title: Chairman of the Board of Managers

PURCHASER: ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation By: /s/ Mark D. Gordon Name: Mark D. Gordon Title: Chairman and Chief Executive Officer